                                                                   EXHIBIT 10.26

                              MANAGEMENT AGREEMENT

                                   ----------

                                     between

                     TAL INTERNATIONAL CONTAINER CORPORATION
                                     Manager

                                       and

                               TAL ADVANTAGE I LLC
                                      Owner

                                   ----------

                                   Dated as of
                                 August 1, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

              3.7    Casualty Losses; Sale of Managed Containers;
                     Lost or Destroyed Containers..............................4
              3.8    Sales of Managed Containers...............................4
              3.9    Insurance.................................................4
              3.10   Books and Records; Inspection of Books and Records;
                     Inspection of Managed Containers; Back-up Tape............5
              3.11   Concentration Account and Payment Instructions............7
              3.12   Identification of Funds in the

                                       -i-

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----

                                      -ii-

APPENDIX A - MASTER INDEX OF DEFINED TERMS

EXHIBIT A - MANAGER REPORT

EXHIBIT B - AFFILIATES OF MANAGER AND APPROVED SUBSERVICERS

EXHIBIT C - CREDIT AND COLLECTION POLICY

EXHIBIT D - AGREED UPON PROCEDURES

EXHIBIT E - DEPRECIATION POLICY

                                      -iii-

     This MANAGEMENT AGREEMENT, dated as of August 1, 2005 (as amended, modified or supplemented from time to time in accordance with the terms hereof, this
"Agreement"), between TAL ADVANTAGE I LLC, a limited liability company organized and existing under the laws of the State of Delaware (together with its successors and permitted assigns, the "Owner" or the "Issuer") and TAL
INTERNATIONAL CONTAINER CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "Manager").

                                   WITNESSETH

     WHEREAS, the Owner is the owner of the Managed Containers; and

     WHEREAS, the Manager is in the business of leasing Containers to shipping lines and other container users, and is experienced in administration of a container leasing business; and

     WHEREAS, the Owner wishes to contract with the Manager for the purposes of
(i) managing the operation and leasing of the Managed Containers and (ii)
performing other administrative duties for the Owner; and

     WHEREAS, the Manager has agreed to manage the Owner's business including the Managed Containers and to operate and lease out the Managed Containers as part of the Manager's Container Fleet and to perform other administrative duties for the Owner; and

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

     Section 1. Definitions. Terms capitalized but not defined herein shall have the meanings ascribed thereto in Appendix A hereto.

     Section 2. Appointment of the Manager.

     2.1 Appointment of Manager. The Owner hereby exclusively (i) appoints the
Manager as its agent to manage and administer its business, and to manage the
Managed Containers, including performance of all of the Owner's duties and observance of all of the Owner's obligations under the Indenture and the other
Transaction Documents to which it is a party, and (ii) grants to the Manager the authority to enter into, administer and terminate Lease Agreements relating to the Managed Containers, to sell, transfer or otherwise dispose of the Managed
Containers, to collect monies and make disbursements on behalf of the Owner, and to manage its finances, all such activities described in clauses (i) and (ii) to be conducted on the terms and subject to the conditions set forth herein. The
Manager hereby agrees to so manage the Managed Containers and administer the
Owner's business, including performance of all of the Owner's duties and observance of all of the Owner's obligations under the Indenture and the other
Transaction Documents to which the Owner is a party, upon the terms and conditions herein; provided, however, that nothing contained in this Agreement or any other Transaction Document shall be or shall be construed to be either
(x) an express or implied guaranty by the Manager of the Notes or any other
Outstanding Obligations incurred by the Owner or (y) an express or implied agreement to make payments on the Notes or other Outstanding Obligations.

     2.2 Appointment of Subservicers. In performing its duties hereunder, the
Manager may, subject to the restrictions set forth herein, contract with any of its Affiliates listed on Exhibit B hereto to provide the services required to be rendered by the Manager hereunder (each resulting agreement, a "Subservicing
Agreement," and each Affiliate that is a party to such Subservicing Agreement, a
"Subservicer"); provided, however, that (i) the Manager shall be solely responsible for the receipt and processing of all Container Revenues, Sales
Proceeds and Casualty Proceeds, (ii) each Subservicing Agreement (but not other agreements to which the Manager may be a party) must expressly provide that such
Subservicing Agreement may be terminated by the Requisite Global Majority if a
Manager Default has occurred and is then continuing, and (iii) the Manager shall be solely responsible for the payment to each such Subservicer of any and all compensation, expenses and indemnities to each such subservicer. The Manager will require each Subservicer to forward weekly into a bank account in the name of the Manager all Collections received by such Subservicer. The Manager will not contract with any other Person to provide any of the services to be rendered by the Manager to the Owner hereunder without the prior written consent of the
Requisite Global Majority. Notwithstanding any provision of such services by its
Subservicers, the Manager shall remain obligated and liable to the Owner, the
Indenture Trustee, each Series Enhancer (so long as such Series Enhancer is the
Control Party for a Series of Outstanding Notes) and the Noteholders for the
management and the administration of the Managed Containers in accordance with the provisions of this Agreement, without diminution of such obligation or liability by virtue of such agreements or arrangements with its Subservicers, to the same extent and under the same terms and conditions as if the Manager alone were servicing and administering the Managed Containers.

     2.3 Retention of Title. The Owner shall at all times retain full legal and equitable title to the Managed Containers, notwithstanding the management thereof by Manager hereunder. Manager shall not make reference to, or otherwise deal with or treat, the Managed Containers in any manner except in conformity with this Agreement.

     2.4 Exclusive Representation of Owner. Except as otherwise provided in this
Agreement, during the term of this Agreement, the Manager will be the exclusive agent of the Owner with respect to the Owner's business and with respect to the management of the Managed Containers and the Owner agrees that it will not engage any other Person to perform, or pay any consideration to any other Person for performing, the same or similar services with respect to the owner's business or with respect to the Managed Containers.

     Section 3. Manager's Services with Respect to the Managed Containers.

     3.1 Non-Discrimination. In performing its duties pursuant to this
Agreement, the Manager shall exercise substantially the same degree of skill and care with which it services, leases and manages containers held for its own account (such standard of care, the "Servicing Standard"). Without limiting the foregoing, the Manager shall not knowingly discriminate in favor of or against the Managed Containers in connection with the management and operation of the
Container Fleet.

     3.2 Terms of Lease Agreements. Without prejudice to the rights and title of the Owner with respect to the Managed Containers, the Manager shall arrange for the leasing of the Managed Containers pursuant to Lease Agreements that may be in its own name as principal,

                                        2

and not as agent of the Owner; provided, however, that it is understood and agreed that the Manager is acting thereunder solely as agent of the Owner. The
Manager shall have sole discretion to determine to whom to lease, sell or otherwise dispose of the Managed Containers, to determine the per diem rates and other charges to be paid and all other terms and conditions of the Lease
Agreements and to renegotiate, amend and consent to waivers under such Lease
Agreements. The Manager shall invoice and collect from lessees all rental payments and other amounts due under and pursuant to the Lease Agreements relating to the Managed Containers.

     3.3 Leasing. The Manager shall operate and lease the Managed Containers as part of its Container Fleet and shall perform all managerial and administrative functions and provide or arrange for the provision of all services and documentation of any nature which it considers necessary or desirable for such operation and leasing.

          3.3.1 With respect to the Managed Containers, the Manager shall use reasonable efforts to include in the terms of lease agreements with lessees a provision requiring lessees to comply with Applicable Law affecting the Managed
Containers and their use, operation and storage while the Managed Containers are on-hire and the Manager shall use reasonable efforts to include in the terms of depot agreements with third-party storage and repair depots a provision requiring the depots to comply with Applicable Law affecting the Managed
Containers while the Managed Containers are off-hire and stored in the depot.

          3.3.2 The Manager shall follow the Credit and Collection Policy with respect to the leasing of the Managed Containers and, subject to the terms of such Credit and Collection Policy, the Manager may, in its sole discretion (a)
determine and approve the creditworthiness of any lessee (though the Manager makes no representation or warranty to the Owner as to the solvency or financial stability of any lessee), (b) determine that any amount due from any lessee is not collectible, (c) institute and prosecute legal proceedings against a lessee as permitted by Applicable Law, (d) terminate or cancel any Lease Agreement, (e)
recover possession of the Managed Containers from any lessee, (f) settle, compromise or release any proceeding or claim against a lessee in the name of the Manager or, if appropriate, in the name of the Owner, or (g) reinstate any
Lease Agreement.

          3.3.3 In performing its duties under this Agreement, the Manager shall use reasonable efforts to comply with the Concentration Limits and, in any event, shall not, without the prior written consent of the Requisite Global
Majority, lease all, or substantially all, of the Managed Containers to an
Affiliate of the Manager or to a single lessee.

          3.3.4 The Manager hereby acknowledges that the Manager and its
Affiliates are holding the leases relating to the Managed Containers (but only to the extent that such leases relate to the Managed Containers), on behalf of, and for the benefit of, the Indenture Trustee.

     3.4 Maintenance and Repair. The Manager shall keep, or, with respect to
Managed Containers on lease, cause the related lessee, to keep, each Managed
Container (i) in good repair and working order in a manner consistent with past practices, and (ii) in accordance with its maintenance and repair standards for the Container Fleet. The Manager shall make, or cause to be made, all necessary repairs, replacements, additions and improvements to each Managed Container as are commercially reasonable for the conduct of its business in accordance with the

                                        3

ordinary course of the Manager's business consistent with past practices; it being understood that it may, in some cases, be commercially reasonable not to repair a Managed Container. The Manager shall institute and prosecute claims against the manufacturers and sellers of the Managed Containers as the Manager may consider advisable for breach of warranty, any defect in condition, design, operation or fitness or any other nonconformity with the terms of manufacture.
The Manager shall have no liability to the Owner for any such breach of any manufacturer's or seller's or any other Person's warranty or for any such defect in condition, design, operation or fitness or any other nonconformity with the terms of manufacture. The Manager shall at all times use the Managed Containers, and require the related lessee to use the Managed Containers, in accordance with good operating practices. The Manager shall not knowingly use (or knowingly permit the lessees to use) the Containers for storage or transportation of contraband in violation of applicable United States law.

     3.5 [Reserved.]

     3.6 Markings. The Manager shall ensure that each Managed Container shall carry its Container Identification Number and other markings as may be required for its operation in marine and intermodal shipping.

     3.7 Casualty Losses; Sale of Managed Containers; Lost or Destroyed
Containers. If any Managed Container shall suffer a Casualty Loss while it is subject to the terms of this Agreement, the Manager shall remit to the Trust
Account, in accordance with the provisions of Section 5.1.1 hereof, the Casualty
Proceeds (net of any expenses, taxes or reserves in respect thereof), if any, received as a consequence of such Casualty Loss.

     3.8 Sales of Managed Containers. The Manager shall have the ability in its sole discretion to sell or otherwise dispose of any of the Managed Containers, subject to compliance with the applicable provisions of Sections 404 and 606 of the Indenture. The Manager shall remit to the Trust Account, in accordance with the provisions of Section 5.1.1 hereof, the Sales Proceeds (net of any expenses, taxes or reserves in respect thereof) received as a consequence of any such sale.

     3.9 Insurance. (a) The Manager will, in a manner consistent with its normal procedures, (i) effect and maintain with financially sound and reputable companies general liability insurance, insuring the Issuer and the Indenture
Trustee (for the benefit of the Noteholders) against liability for personal injury and property damage liability, caused by, or relating to, the Managed
Containers then off-lease, with such levels of coverage and deductibles that are consistent with the levels in effect as of the Initial Closing Date, and (ii)
have a standard form of lease agreement that requires each lessee to maintain
(1) physical damage insurance in an amount equal to the value of the Managed
Containers on lease to it, and (2) comprehensive general liability insurance, including contractual liability, against claims for bodily injury or death and property damage. The Indenture Trustee reserves the right (but shall not have the obligation) to obtain, at the direction of the Requisite Global Majority and at the Manager's expense, insurance of the type described in clause (i) above if the Manager shall fail to obtain such coverage in the specified amounts.
However, the Indenture Trustee will notify the Manager prior to obtaining such insurance.

                                        4

               (b) All insurance maintained by the Manager for loss or damage of the Managed Containers shall provide that losses, if any, shall be payable to the Issuer and the Indenture Trustee or its designee as an additional loss payee and the Manager shall utilize its reasonable efforts to have all checks relating to any such losses delivered promptly to the Indenture Trustee. The Issuer and the Indenture Trustee shall be named as additional insureds with respect to all such liability insurance maintained by the Manager (or on behalf of the Manager by a direct or indirect parent company thereof). The Manager shall pay the premiums with respect to all such insurance and deliver to Indenture Trustee evidence of such insurance coverage as contemplated by Section 4.1.4. The
Manager shall cause to be provided to the Indenture Trustee, not less than fifteen (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence reasonably satisfactory to the Indenture Trustee of renewal or replacement coverage. The Manager shall use its commercially reasonable efforts to have each insurer agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to the Indenture Trustee, that (i) it will give each additional insured and the loss payee thirty (30)
days' prior written notice of the effective date of any material alteration, cancellation or non-renewal of such policy and (ii) in the event that the cancellation of such coverage would result in a breach of this Section 3.9 by the Manager, it will permit the Issuer and/or the Indenture Trustee to make payments to effect the continuation of coverage upon notice of cancellation due to nonpayment of premium. Such insurance may be effected by a policy which covers the entire Container Fleet, which policy shall include an additional insured and loss payee endorsement with respect to the Managed Containers in favor of the Indenture Trustee, for the benefit of the Noteholders.

               (c) The Manager shall maintain, or cause to be maintained, directors' and officers' insurance in an amount equal to a minimum of least
Thirty Million Dollars ($30,000,000) per occurrence and with deductibles per occurrence not to exceed One Million Dollars ($1,000,000), which insurance policy or policies shall include a provision specifying that the Indenture
Trustee shall receive not less than thirty days prior notice of the termination or non-renewal of such policy or policies.

     3.10 Books and Records; Inspection of Books and Records; Inspection of
Managed Containers; Back-up Tape.

          3.10.1 The Manager shall maintain at its offices (which, as of the
Initial Closing Date, are located at 100 Manhattanville Road, Purchase, New York
10577-2135 USA), such books and records (including computer records) with respect to the Managed Containers as it maintains for the Container Fleet and the leasing thereof, including a computer database including the Managed
Containers (containing sufficient information to generate the List of Containers and the reports required to be delivered pursuant to this Agreement), any Lease
Agreements relating thereto, their lessees (if on-hire) or location (if off-hire) and their Net Book Value.

          3.10.2 The Manager shall make available to the Owner and the Indenture
Trustee and each Series Enhancer, for inspection and copying, its books, records and reports relating to the Managed Containers and copies of all Lease
Agreements or other documents relating thereto, all in the format which the
Manager uses for its own operations. The Person(s) desiring to conduct any such inspection of the books, records and reports shall provide the Manager with not

                                        5

less than (i) five (5) Business Days' notice if a Manager Default is not then continuing or (ii) one (1) Business Day's notice if a Manager Default is then continuing, and shall specify in such notice the matters to be addressed in such inspection; provided, however, that, unless an Event of Default or Manager
Default shall have occurred and then be continuing, the Indenture Trustee shall not be permitted to deliver any such notice or to seek the right to any such inspection pursuant to this Section 3.10.2,and the Manager shall not be obligated to permit any such inspection pursuant to this Section 3.10.2, in the event that the Indenture Trustee shall have consummated any inspection pursuant to this Section 3.10.2 at any time in the previous 12-month period. All such inspections shall be conducted during normal business hours and shall not unreasonably disrupt the Manager's business. So long as no Manager Default,
Early Amortization Event or Event of Default is continuing, the Manager shall pay the reasonable and documented costs and expenses incurred by such Person(s)
in conducting not more than one such inspection in any calendar year. In addition, the Manager shall pay the reasonable and documented costs and expenses incurred by such Person(s) in conducting any such examinations during the continuation of any of a Manager Default, Early Amortization Event or Event of
Default.

          The Owner acknowledges that the Manager uses certain software under license from unrelated third parties and that the Manager shall grant the Owner, the Indenture Trustee and each Series Enhancer access to the computer systems and data contained therein, but not copies of the software itself.

          3.10.3 The Manager shall, in accordance with its then existing disaster recovery plan, deliver periodically (but no less frequently than weekly) to an independent data custodian (the "Data Custodian") reasonably satisfactory to the Administrative Agent an electronic copy (the "Tape") of the following information, as of the most recently available date, with respect to each of the Managed Containers: (i) the Container Identification Number, (ii) if
then on-lease, the name of the lessee and the date of the related Lease
Agreement, and (iii) if then off-lease, the name and location of the depot in which stored. The Manager shall cause such Data Custodian to make the most recent Tape available to the Owner, the Indenture Trustee, the Administrative
Agent and any Series Enhancer for inspection upon reasonable notice to such Data
Custodian and subject to the Data Custodian's customary security requirements;
provided, however, that, so long as no Manager Default, Early Amortization Event or Event of Default is continuing, not more than one such inspection shall be made in any calendar year. During the continuation of any of a Manager Default,
Early Amortization Event or Event of Default, the Manager shall pay the reasonable and documented costs and expenses incurred by such Person(s) in conducting all inspections made in accordance with the provisions of this
Section 3.10.3. Upon the termination of this Agreement pursuant to Section 9.2, the Manager shall deliver to each of the Administrative Agent and the Indenture
Trustee a copy of the Tape containing information with respect to the Managed
Containers as of such date.

          3.10.4 Liens. The Manager agrees not to create, incur, assume or grant, or suffer to exist, directly or indirectly, any lien, security interest, pledge or hypothecation of any kind on or concerning the Managed Containers, the related Lease (to the extent related to a Managed Container), title thereto or any interest therein or in this Agreement to any Person other than the Owner, except for Permitted Encumbrances. The Manager will promptly take or cause to be

                                        6

taken such actions as may be necessary to discharge any such lien that arises by, through or under the actions of the Manager in violation of this Section
3.10.4.

     3.11 Concentration Account and Payment Instructions. The Manager shall maintain the Concentration Account. The Manager shall instruct all lessees to submit all payments on the Leases directly to the Concentration Account (or to a post office box or a lockbox from which the applicable payment items will be removed and deposited in the Concentration Account). The Manager shall not grant any lien or encumbrance in the Concentration Account to any Person other than the Lien created pursuant to the Intercreditor Agreement.

     3.12 Identification of Funds in the Concentration Account. Weekly (or more frequently at the Manager's option) beginning with the first full calendar week following the Initial Closing Date, the Manager shall identify all Container
Revenues, Sales Proceeds or Casualty Proceeds received in the Concentration
Account during the preceding week as relating to either a Managed Container or another container managed by the Manager. Any such Container Revenues, Sales
Proceeds or Casualty Proceeds that have been identified as relating to a Managed
Container shall be transferred by the Manager to the Trust Account in accordance with the procedures outlined in Section 5.1 hereof. Prior to such transfer to the Trust Account, all Container Revenues, Sales Proceeds and Casualty Proceeds
relating to a Managed Container received, or held by, the Manager shall be deemed to be held by the Manager in trust for the benefit of Indenture Trustee.

     3.13 Transfer of Funds Received by the Manager. If, notwithstanding the payment instructions given by the Manager to a lessee in the monthly invoice, lease payments or other amounts in respect of the Managed Containers are received directly by the Manager, the Manager agrees to hold any such lease payments or other amounts in trust and, within two (2) Business Days after receipt, transmit and deliver to the Concentration Account (or a related post office box or lockbox), in the form received, all cash, checks and other instruments or writings for the payment of money so received by the Manager.

     3.14 Time and Attention to Duties. The Manager shall devote such time and attention to the performance of its duties hereunder as is reasonably necessary, it being understood that the Manager shall not be required to devote all of its time or attention to the performance of such duties, it being further understood that the Manager manages, and may in the future manage, containers other than the Managed Containers, either for third parties or for its own account, and may, as well, conduct business unrelated to managing containers. Nothing in this
Agreement shall be construed to prohibit the Manager from performing its obligations to owners of other containers or from engaging in such (or any other) business activity.

     Section 4. Reporting Obligations of the Manager.

     4.1 Reports Due from the Manager.

          4.1.1 Financial Statements. The Manager will maintain the Owner's financial books and records and prepare the Owner's financial statements. The
Manager will deliver to the Indenture Trustee, the Rating Agencies, the
Administrative Agent and each Series Enhancer the financial statements required to be delivered to the Indenture Trustee pursuant to Section 625

                                        7

of the Indenture. All such financial statements shall be prepared in accordance with GAAP, subject to, in the case of unaudited financial statements, the absence of footnotes, and in the quarterly financial statements, the absence of year-end adjustments.

          4.1.2 Manager Reports. On or prior to each Determination Date, the
Manager shall deliver to the Owner and the Indenture Trustee a report as to deposits into and instructions for payments out of the Trust Account, substantially in the form of Exhibit A hereto (each such report, the "Manager
Report"), which report shall be certified by the chief financial officer, controller, treasurer or other financial officer of the Manager with primary responsibility for matters arising under this Agreement or another authorized signatory acceptable to the Administrative Agent. Each such Manager Report shall also include (a) evidence of the Manager's compliance with the financial covenants set forth in Sections 9.1.8, 9.1.9 and 9.1.10 hereof, which calculations shall be based on the most recently certified quarterly financial information, (b) accounts receivable agings, (c) top-25 lessee concentrations,
(d) other information regarding the Container Fleet upon request, and (e) the calculations required to demonstrate compliance by the Issuer with clauses (3),
(4), (5) and (6) of Section 1201 of the Indenture.

          4.1.3 Asset Base Certificates. On or prior to (i) each Determination
Date, and (ii) each date on which an advance of funds to the Issuer is to be made in accordance with the terms of a Supplement, the Manager will deliver to the Owner, the Indenture Trustee and the Administrative Agent, an Asset Base
Certificate certified by the chief financial officer, controller, treasurer or other financial officer of the Manager with primary responsibility for matters arising under this agreement or another authorized signatory acceptable to the
Administrative Agent as of the end of the month most recently ended.

          4.1.4 Evidence of Insurance. The Manager will provide confirmation of the renewal of the insurance required by Section 3.9 hereof annually before the expiration date of such insurance each year, and will forward copies of all certificates evidencing renewal, and all notices of termination or non-renewal of such insurance, to the Indenture Trustee and the Administrative Agent
promptly after receipt.

          4.1.5 Other Reports. The Manager shall provide, in the format which the Manager uses for its own operations, any reports filed by the Manager with the Securities and Exchange Commission and any other reports and information which are reasonably requested by the Owner, the Indenture Trustee, any Series
Enhancer, each Interest Rate Hedge Counterparty, the Administrative Agent or the
Rating Agencies provided that such reports and information are reasonably available from the books and records of the Owner and can be generated by the
Manager's then existing data processing system.

          4.1.6 Independent Accountant's Report. The Manager shall, at its sole cost and expense, deliver to the Issuer, Administrative Agent and each Series
Enhancer a report from a firm of nationally recognized independent certified public accountants, who may also render other services to Container Holdings or any of its affiliates, on or before May 30th of each year (or 150 days after the end of the Manager's fiscal year, if other than December 31st of each year), beginning on May 30, 2006, with respect to the twelve months ended on the preceding December 31 (or other applicable fiscal year-end date) (or such other period as shall have elapsed from the

                                        8

Closing Date to the date of such statement), a report (the "Accountants'
Report") addressed to the Board of Directors of Container Holdings, to the
effect that such firm of accountants has audited the books and records of
Container Holdings, and issued its report thereon in connection with the audit report on the consolidated financial statements of Container Holdings and (1)
such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2)
the firm is independent of Container Holdings within the meaning of the Code of
Professional Ethics of the American Institute of Certified Public Accountants;
and (3) specifies the results of the application of such agreed upon procedures, as the Administrative Agent shall reasonably agree from time to time, relating to (i) maintenance of the separateness of the Issuer for bankruptcy remoteness purposes and (ii) three selected Manager Reports and Asset Base Certificates delivered during the preceding year, to achieve the objectives specified on
Exhibit D hereto.

          4.1.7 Direction of Investments. The Manager in its sole discretion and in accordance with its normal business practices shall direct the Indenture
Trustee, in accordance with the terms of the Indenture, as to which Eligible
Investments it shall invest funds on deposit in the Trust Account, the
Restricted Cash Account and each Series Account.

          4.1.8 Interest Rate Hedge Agreements. When required by Section 628 of the Indenture, the Manager shall arrange for the Owner to enter into Interest
Rate Hedge Agreements (which Interest Rate Hedge Agreements must be in form and substance reasonably satisfactory to the Administrative Agent) that comply with the provisions of that Section.

     4.2 Manager Advances. The Manager may, at its option, remit to the Trust
Account by 1:00 p.m. New York time on the Business Day prior to a Payment Date, an amount (a "Manager Advance") equal to the lesser of (a) 50% of the accounts receivable of the Issuer then outstanding, and (b) any anticipated shortfalls on the next Payment Date in payments for those items in (i) paragraphs (1) through
(12) of clause (I) of Section 302(c) of the Indenture or (ii) paragraphs (1)
through (11) of clause (II) of Section 302(c) of the Indenture; provided, however, that any such Manager Advances shall only be used to make such payments, and not to make any other payments. Under no circumstances shall this
Section 4.2 be interpreted as obligating the Manager to make any Manager
Advance. Notwithstanding the foregoing, the Manager shall not make a Manager
Advance unless it reasonably believes that such Manager Advance shall be reimbursed in full on the next Payment Date from the Available Distribution
Amount (excluding any Manager Advance) pursuant to Section 302 of the Indenture.
The Manager shall be reimbursed for Manager Advances on each Payment Date from amounts on deposit in the Trust Account, subject to the priority of payments set forth in Sections 302 and 806 of the Indenture.

     Section 5. Deposits to Trust Account; Payment of Management Fee.

     5.1 Deposits.

          5.1.1 Weekly Deposits to Trust Account. On or before the last Business
Day in New York of each calendar week beginning with the first full calendar week following the week of the Initial Closing Date, the Manager shall cause to be transferred from the Concentration Account to the Trust Account an amount equal to the excess (if any) of (x) the sum of (A) the

                                        9

Manager's good faith estimate of the Container Revenues for the Managed
Container received during the immediately preceding calendar week (excluding any customer advance payments, such advance payments to be included in the distribution for the month earned) and (B) the Manager's good faith estimate of the Sales Proceeds and Casualty Proceeds received during the immediately preceding calendar week, over (y) the Manager's good faith estimate of Direct
Operating Expenses for the Managed Containers accrued during the immediately preceding calendar week (the excess of (x) over (y), the "Estimated Net
Operating Income"). Prior to such transfer or deposit, all Container Revenues,
Sales Proceeds and Casualty Proceeds received, or held by, the Manager with respect to the Managed Containers shall be deemed to be held by the Manager in trust for the benefit of the Indenture Trustee.

          On or before each Determination Date, the Manager shall determine the excess (if any) of (x) the aggregate amount of Container Revenues for the
Managed Containers actually received during the immediately preceding Collection
Period over (y) the aggregate amount of Direct Operating Expenses accrued during such Collection Period and to be paid in the current or a subsequent Collection
Period (the excess of (x) over (y), the "Actual Net Operating Income"). If the
Actual Net Operating Income for such Collection Period exceeds the Estimated Net
Operating Income for such Collection Period, then the Manager will cause to be transferred from the Concentration Account to the Trust Account on such
Determination Date funds in an amount equal to such excess. However, if the
Estimated Net Operating Income for such Collection Period exceeds the Actual Net
Operating Income for such Collection Period, then the Manager shall indicate so on that month's Manager Report and the amount of such excess (such excess, the
"Excess Deposit") will be distributed to the Manager on the immediately succeeding Payment Date.

     5.2 Compensation of Manager.

          5.2.1 Management Fee. As compensation to the Manager for the performance of its services hereunder, the Owner shall pay the Management Fee to the Manager in arrears on each Payment Date (or, in the case of the first payment of the Management Fee, on the Initial Closing Date). Subject to the
terms and conditions of the Indenture, the Management Fee shall be payable to the Manager (to the extent not previously withheld in accordance with the terms hereof) from amounts on deposit in the Trust Account to the extent monies are available for the payment thereof in accordance with the provisions of Section
302(c) of the Indenture; provided, however, that, as long as no Manager Default shall have occurred and been continuing for a period in excess of thirty (30)
days, the Manager shall be entitled to withhold in advance, at periodic intervals more frequent than each Payment Date, the pro rata portion of the
Management Fee owing to the Manager for such interval from the actual Container
Revenues, Sales Proceeds or Casualty Proceeds received by it from lessees or sublessees. For the sake of clarity, to the extent the Manager has withheld amounts from the actual Container Revenues, Sales Proceeds or Casualty Proceeds
received by it from lessees or sublessees, then such amounts shall be deducted from the Management Fee owing to the Manager from the Owner hereunder. On each
Payment Date, the Manager and the Owner shall determine whether the amounts actually paid to or withheld by the Manager during the preceding calendar month pursuant to the terms of this Section 5.2.1 accord with the Management Fee owing under this Agreement for such quarter and shall arrange that any excess or deficiency promptly be corrected (i.e., in the case of an overpayment to the
Manager, the Manager shall promptly repay such

                                       10

overpayment, and in the case of an underpayment to the Manager such underpayment shall be added to the Management Fee payable to the Manager on such Payment
Date). Upon any resignation or termination of the Manager in accordance with the terms of this Agreement and the other Transaction Documents, such resigning or terminated Manager shall not be entitled to receive any Management Fee accruing on or after the effective date of such termination or resignation and such resigning or terminated Manager shall immediately remit to the Trust Account any portion of the Management Fee deducted in advance by such resigning or terminated Manager which did not accrue as of the date following such termination or resignation on which a replacement Manager has assumed the responsibilities of the resigning or terminated Manager.

          5.2.2 Business Day. Notwithstanding anything to the contrary contained herein, if any date on which a payment becomes due hereunder is not a Business
Day, then such payment may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date.

          5.2.3 No Set-Off, Counterclaim, etc. The Manager's obligation under this Agreement to transfer to or to deposit any amount to the Trust Account shall (subject to the withholding of the Management Fee as contemplated by
Section 5.2.1 hereof) be absolute and unconditional and all payments thereof shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim or any circumstance, recoupment, defense or other right which the Manager may have against the Owner or any other Person for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including without limitation, (i) any defect in title, condition, design or fitness for use, of, or any damage to or loss or destruction of, any Managed Container, (ii) any insolvency, bankruptcy, moratorium, reorganization or similar proceeding by or against the Manager or any other Person, or (iii) any other circumstance, happening or event whatsoever, whether or not unforeseen or similar to any of the foregoing.

          5.2.4 Manner of Payment. All payments hereunder shall be made in
United States Dollars by wire transfer of immediately available funds prior to
2:00 P.M. prevailing Eastern Time, on the date of payment.

     Section 6. Term.

          6.1.1 Term. The Term of this Agreement shall commence on the date hereof and shall end on the date on which all Outstanding Obligations have been repaid, unless earlier terminated in accordance with the provisions hereof.

          6.1.2 Resignation by Manager. Manager may not resign from its obligations and duties as Manager hereunder, except (i) with the prior written consent of Owner and the Requisite Global Majority or (ii) upon a determination by the Manager that the performance by Manager of its duties under this
Agreement is no longer permissible under applicable law, which determination shall be evidenced by an Opinion of Counsel, in form and substance reasonably satisfactory to Owner and the Requisite Global Majority, to such effect delivered to the Indenture Trustee, the Administrative Agent and each Series
Enhancer. No such resignation shall, to the extent consistent with applicable law, become effective until a replacement Manager has

                                       11

assumed the responsibilities of the resigning Manager in accordance with the terms of this Agreement, Section 405 of the Indenture and the other Transaction
Documents.

     Section 7. Reserved.

     Section 8. Representations and Warranties; Covenants.

     8.1 Manager Representations. The Manager represents and warrants to the
Owner, the Indenture Trustee and each Series Enhancer that:

          8.1.1 The Manager is a corporation duly organized and validly organized under the laws of the State of Delaware;

          8.1.2 The Manager has the requisite power and authority to enter into and perform its obligations under this Agreement, and all requisite corporate authorizations have been given for it to enter into this Agreement and to perform all the matters envisaged hereby, this Agreement has been duly executed and delivered and constitutes the valid, legally binding and enforceable obligation of the Manager, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          8.1.3 The Manager has not breached its certificate of incorporation or by-laws or any other agreement to which it is a party or by which it is bound in the course of conduct of its business and corporate affairs and has not breached any applicable laws and regulations, except for such breaches which would not have a materially adverse effect on the Manager's ability to perform its obligations under this Agreement;

          8.1.4 There are no Proceedings or investigations to which the Manager or any of its Affiliates is a party pending or, to the Manager's knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this
Agreement or any other Transaction Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (C) seeking any determination or ruling that is reasonably likely to materially and adversely affect the performance by the
Manager of its obligations under, or the validity or enforceability of, this
Agreement or any other Transaction Document to which it is a party;

          8.1.5 The Manager will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority that are applicable to the Lease Agreements and the Managed Containers
or any part thereof except for any noncompliance which would not reasonably be expected to result in a Material Adverse Change; provided, however, that the
Manager may contest any act, rule, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Noteholders or any Series Enhancer (if such Series Enhancer is then the
Control Party for a Series of Outstanding Notes) in the Lease Agreements and the
Managed Containers; and provided, further, that such contests shall be in good faith by appropriate proceedings and as to which adequate reserves in accordance with GAAP have been established, but only so long as such proceedings shall not, individually or in the aggregate, subject any Series Enhancer, any

                                       12

Noteholder or Indenture Trustee to any civil or criminal liability or involve any risk of loss of any Collateral.

          8.1.6 The Manager shall take all actions as may be necessary to perform the Issuer's obligations under Section 604 of the Indenture.

          8.1.7 The Manager will fulfill all of its obligations as lessor under any Lease Agreement to which a Managed Container is subject except where any such nonfulfillment would not reasonably be expected to materially and adversely affect the rights of the Owner under such Lease. The Manager shall use commercially reasonable efforts to perform all of the Owner's duties and obligations under the Transaction Documents to which the Owner is a party;
provided, however, that nothing contained herein shall be construed as an express or implied guaranty by the Manager of the Notes or any other Outstanding
Obligation incurred by the Owner.

          8.1.8 Promptly, but in any case within five (5) Business Days of becoming aware of a Manager Default, Early Amortization Event or an Event of
Default, and which, in each case, has not been waived in writing by the
Requisite Global Majority, the Manager shall deliver to the Owner and the
Indenture Trustee a written notice describing the nature of such event and period of existence and, in the case of a Manager Default, the action the
Manager is taking or proposed to take with respect thereto.

          8.1.9 Since March 31, 2005, there has been no Material Adverse Change in the financial condition of the Manager.

          8.1.10 The Manager will operate the Managed Containers so as not knowingly cause a violation of the Trading With the Enemy Act (50 U.S.C. Section
1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR,
Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive
Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions
With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg.
49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening
America by Providing Appropriate Tools Required to Intercept and Obstruct
Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Manager or its Affiliates (i) is or will become a "blocked person" as described in the
Executive Order, the Trading With the Enemy Act or the Foreign Assets Control
Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person."

          8.1.11 The credit and collection policy used by the Manager as in effect on the Initial Closing Date (which policy also addresses the criteria under which a lessee is allowed to self-insure for property and liability risks)
is attached as Exhibit C hereto. The credit and collection policy used by the
Manager is subject to modification from time to time at the discretion of the
Manager. The "Credit and Collection Policy" shall mean the credit and collection policy used by the Manager as modified by the Manager from time to time.

                                       13

          8.1.12 The depreciation policy as in effect on the Initial Closing
Date used in the calculation of the Asset Base for the purposes of the
Transaction Documents is attached as Exhibit E hereto.

     8.2 Owner Representations. The Owner represents and warrants to the
Manager:

          8.2.1 The Owner is a limited liability company duly organized and validly existing under the laws of Delaware;

          8.2.2 The Owner has the requisite power and authority to enter into and perform its obligations under this Agreement and all requisite limited liability company authorizations have been given for it to enter into this
Agreement and to perform all the matters envisaged hereby, this Agreement has been duly executed and delivered by the Owner and constitutes the valid, legally binding and enforceable obligation of the Owner, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          8.2.3 The Owner has not breached its limited liability company agreement or any other agreement to which it is a party or by which it is bound in the course of conduct of its business and corporate affairs and has not breached any applicable laws and regulations of Delaware in such manner as would in any case have a materially adverse effect on its ability to perform its obligations under this Agreement.

          8.2.4 Since its formation, there has been no Material Adverse Change in the financial condition of the Owner.

     8.3 Covenants of the Manager.

          8.3.1 Location of Books and Records. The Manager shall not change the location at which the Owner's books and records are maintained unless (i) the
Manager shall have given the Indenture Trustee, the Administrative Agent and each Series Enhancer at least thirty (30) days' prior written notice thereof and
(ii) the Manager shall cause to be filed any necessary registration of charges or documents of similar import necessary to continue the Indenture Trustee's security interest in the Collateral.

          8.3.2 Liens. Except for the Lien created pursuant to the Contribution and Sale Agreement and Permitted Encumbrances: (a) Manager agrees not to create, incur, or grant, directly or indirectly, any lien, security interest, pledge or hypothecation of any kind on or concerning (i) its rights under this Agreement or (ii) the Managed Containers or any interest therein; and (b) Manager shall promptly take, or cause to be taken, such action as may be necessary to discharge any such lien arising by, through or under the Manager.

          8.3.3 UNIDROIT Convention. The Manager will comply with the terms and provisions of the UNIDROIT Convention on Intentional Interests in Mobile Goods
or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention is adopted.

                                       14

          8.3.4 Identification of Gross Lease Revenues and Direct Operating
Expense; Transfer of Gross Lease Revenues. The Manager will establish and maintain such procedures as are necessary for determining and for identifying
Container Revenues and Direct Operating Expenses to a specific Managed
Container. Notwithstanding the foregoing, Manager shall have the right to allocate various indirect overhead expenses among containers in the Container
Fleet (including the Managed Containers) in any way it deems appropriate as long as such allocation is non-discriminatory, fair and equitable, after giving due recognition to the cost, age and other factors relevant to the Managed
Containers as compared to other containers in the Container Fleet.

          8.3.5 Compliance with Credit and Collection Policy. The Manager will comply in all material respects with the Credit and Collection Policy in regard to the origination of, and amendments and modifications to, Leases of Managed
Containers. The Manager shall not amend the Credit and Collection Policy in any respect which would materially and adversely affect the Noteholders without the prior written consent of the Requisite Global Majority in each instance. The
Manager shall promptly provide the Owner and the Indenture Trustee with a copy of all amendments to the Credit and Collection Policy.

          8.3.6 Inspections. The Manager shall, upon reasonable prior notice, allow the Indenture Trustee, the Administrative Agent, each Interest Rate Hedge
Counterparty and each Series Enhancer to inspect, under guidance of officers of the Manager, the Manager's facilities during normal business hours; provided, however, that unless an Event of Default or a Manager Default shall have occurred and then be continuing, the Indenture Trustee, the Administrative
Agent, the Interest Rate Hedge Counterparties and the Series Enhancers may
request, in the aggregate, only one inspection under this Section 8.3.6 during any twelve-month period.

          8.3.7 Container Management System. Without the prior written consent of the Indenture Trustee, acting at the direction of the Requisite Global
Majority, the Manager agrees that it will not grant to any Person, or permit any
Person to obtain, a Lien (other than items listed in clauses (i), (ii) (iii),
(iv) or (v) of the definition of "Permitted Encumbrances" (as determined as though the Container Management System were deemed "Collateral" for the purposes of the definition of "Permitted Encumbrance")) over the Container Management
System.

     Section 9. Manager Default.

     9.1 Manager Default. Each of the following is a Manager Default:

          9.1.1 The Manager shall fail to (A) make any deposits of Container
Revenues, Sales Proceeds, Casualty Proceeds or any other amounts due and payable under this Agreement to the Trust Account within five (5) Business Days after the date such deposit is due or (B) deliver within five (5) Business Days after the due date thereof any Asset Base Certificate or Manager Report; provided, that if such Container Revenues, Sales Proceeds, Casualty Proceeds or other amounts are on deposit in the Concentration Account (or a related post office box or lockbox), failure of the bank holding the Concentration Account to comply with the instructions of the Manager (or to comply with the terms of any intercreditor agreement) shall not constitute a Manager Default.

                                       15

          9.1.2 The Manager shall fail to (A) deliver any report required to be delivered to the Indenture Trustee pursuant to the terms hereof or of any other
Transaction Document and such failure shall continue unremedied for thirty (30)
days, or (B) perform or observe, or cause to be performed or observed, in any material respect any other covenant or agreement contained herein (which is not otherwise addressed in this Section 9.1), which failure materially and adversely affects the interests of the Noteholders or (if it is the Control Party for any
Series of Outstanding Notes) any Series Enhancer and such failure, if capable of remedy, shall continue unremedied for a period of thirty (30) days after the date on which the Manager has received written notice specifying such failure from the Owner, the Indenture Trustee, any Noteholder, the Administrative Agent,
any Series Enhancer or any other Person.

          9.1.3 Any representation or warranty made by the Manager in this
Agreement, or in any certificate, report or financial statement delivered by it pursuant hereto proves to have been untrue in any material respect when made, such breach materially and adversely affects the interests of the Noteholders or
(if it is the Control Party for any Series of Outstanding Notes) any Series
Enhancer and such breach, if capable of remedy, shall continue unremedied for a period of thirty (30) days after the date on which the Manager has received written notice specifying such failure from the Owner, the Indenture Trustee, any Noteholder, the Administrative Agent, any Series Enhancer or any other
Person.

          9.1.4 TAL ceases to be engaged in the container leasing business.

          9.1.5 The Manager shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against the
Manager or any of its Subsidiaries and the petition is not controverted within
10 days, or is not dismissed within 60 days, after commencement of the case; or
a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Manager; or the
Manager commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Manager any such proceeding which remains undismissed for a period of 60 days; or the Manager is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the
Manager suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Manager makes a general assignment for the benefit of creditors; or any action is taken by a the Manager for the purpose of effecting any of the foregoing;

          9.1.6 Except as permitted by Sections 2 and 13 hereof, Manager assigns or attempts to assign its interest under this Agreement.

          9.1.7 A Change of Control shall have occurred with respect to
Container Holdings.

          9.1.8 After a Refinancing Event has occurred, the Leverage Ratio of
Container Holdings as of the last day of any fiscal quarter shall be in excess of 4.75 to 1.00.

                                       16

          9.1.9 As of the last day of each fiscal quarter, commencing with the fiscal quarter ending on December 31, 2005, the Consolidated EBIT to
Consolidated Cash Interest Expense Ratio is less than (i) for any date prior to the date of the occurrence of a Refinancing Event, 1.00 to 1.00, and (ii) for
any date after the date of the occurrence of a Refinancing Event, 1.10 to 1.00.

          9.1.10 As of the last day of each fiscal quarter, commencing with the fiscal quarter ending on December 31, 2005, the Consolidated Tangible Net Worth
of Container Holdings is less than the sum of (i) the difference of (A) the
Consolidated Tangible Net Worth of Container Holdings on the Initial Closing
Date, minus (B) $10,000,000; plus (ii) an amount equal to fifty percent (50%) of the cumulative sum of the aggregate net income (or loss) of Container Holdings and its Consolidated Subsidiaries (as such term is defined in the Credit
Agreement) on a consolidated basis, determined in accordance with GAAP for the period commencing on the Initial Closing Date and terminating on such date of determination, plus (iii) one hundred percent (100%) of the net cash proceeds to
Container Holdings from a Refinancing Event occurring on or after the Initial
Closing Date.

          9.1.11 Container Holdings, any Borrower (as such term is defined in the Credit Agreement) or any Restricted Subsidiary (as such term is defined in the Credit Agreement) fails to make any payment when due (beyond the applicable grace or cure period with respect thereto, if any) or defaults in the observance or performance (beyond the applicable grace or cure period with respect thereto, if any) of any payment obligation, or any other agreement or covenant with respect to the Indebtedness that, individually or in the aggregate for all such
Persons, exceeds Twenty Million Dollars ($20,000,000) and the holder(s) of such
Indebtedness has accelerated such Indebtedness.

A Manager Default may be waived in a written instrument executed by the
Requisite Global Majority in each such instance. Any such waiver of a Manager
Default shall not be construed as a waiver of any subsequent Manager Default. No delay by the Requisite Global Majority or any of its assigns, shall constitute any such waiver or prejudice the Requisite Global Majority in exercising any right, power or privilege arising out of such Manager Default.

     9.2 Remedies. If a Manager Default shall have occurred and be continuing, and any Notes are then Outstanding, the Indenture Trustee, acting at the direction of the Requisite Global Majority and in the Requisite Global
Majority's discretion, shall have the right (upon written notice (a "Manager
Termination Notice") to the Manager, the Issuer and the Rating Agencies), in
addition to other rights or remedies that the Issuer or its assignee may have under any Applicable Law or in equity to: (i) terminate this Agreement, (ii)
take control of the Managed Containers wherever located, subject to the rights of lessees under Lease Agreements to which any of the Managed Containers shall at the time be subject or to appoint a replacement Manager to manage the Managed
Containers, and (iii) appoint an independent auditor of national reputation and mutually acceptable to the Issuer and the Requisite Global Majority to verify that all prior Manager Reports and Asset Base Certificates prepared by the
Manager are in accordance with this Agreement. Notwithstanding such termination, until the Manager is notified of the appointment of a replacement manager and the replacement manager has assumed such responsibility, the Manager shall continue to manage the Managed Containers and the Owner's business, and deposit into the Trust Account all Container Revenues, Sales Proceeds, Casualty

                                       17

Proceeds and other amounts, and submit all reports due hereunder and perform all other services required hereunder, all in accordance with this Agreement.

     9.3 Transfer of Managed Containers. Upon any termination of this Agreement pursuant to Section 9.2, the Manager shall cooperate with the Owner, the
Indenture Trustee, the Administrative Agent and the Requisite Global Majority in
transferring management of the Managed Containers as provided in the Indenture, including, but not limited to making available all books and records (including computer systems and data contained therein) pertaining to the Manager's activities hereunder, providing access to, and cooperating in the transfer of, information from the Manager's computer system to the Owner's or its designee's system, promptly notifying lessees of the termination of management of the
Managed Containers by the Manager and assumption of management by the Owner or its designee, depositing funds belonging to the Owner but not yet in the Trust
Account to such account as designated by the Owner or its assignee, executing assignments of interests in Lease Agreements pertaining to the Managed
Containers and taking any other action as may be reasonably requested by the
Owner or its assignee to ensure the orderly assumption of management of the
Managed Containers by the Owner or its designee.

     9.4 Power of Attorney. The Manager hereby irrevocably constitutes and appoints the Indenture Trustee, with full power of substitution (such appointment being coupled with an interest), as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Manager and in the name of the Manager or in its own name, for the purpose of carrying out the terms of this Agreement, to take (subject to the limitations set forth below) any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Manager hereby gives the Indenture Trustee the power and right, on behalf of the Manager, without notice to or assent by the Manager
(subject to the limitation set forth below), to do any or all of the following:

          (i) So long as a Manager Default has occurred and is continuing and a
Manager Termination Notice has been delivered in accordance with the terms hereof, at any time, in the name of the Manager or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instrument, general intangible or contract or any other
Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Indenture
Trustee or any Series Enhancer for the purpose of collecting any and all such moneys due under any account, instrument, general intangible or contract with respect to the Managed Containers and the other Collateral whenever payable;

          (ii) So long as a Manager Default has occurred and is continuing and a
Manager Termination Notice has been delivered in accordance with the terms hereof, at any time, to enter and use the premises of the Manager and make use of the Manager's computer database, software system and all other books and records relating to the Managed Containers and the other Collateral. The Manager hereby grants, and agrees to grant from time to time, to the Indenture Trustee a non-exclusive royalty-free license (such license not to be exercised until, and only so long as, a Manager Default has occurred and is continuing and a Manager
Termination Notice has been delivered in accordance with the terms hereof) of all its intellectual

                                       18

property rights arising in connection with the software system used by the
Manager in connection with the Managed Containers, such license to be irrevocable until the later of (a) the last date on which any Note was
Outstanding or (b) the date on which all amounts owed to any Series Enhancer pursuant to the terms of the Indenture and the related Enhancement Agreement shall have been paid in full, subject, in the case of intellectual property rights held under license by the Manager, to the prior consent of the relevant licensor, if required, which consent the Manager undertakes to use its reasonable efforts forthwith to obtain at its own expense on terms reasonably acceptable to the Indenture Trustee and any Series Enhancer so long as a Manager
Default has occurred and is continuing and a Manager Termination Notice has been delivered in accordance with the terms hereof; and

          (iii) So long as an Event of Default or Manager Default has not occurred, upon the failure of the Manager to comply with the provisions of
Section 8.1.6 (and so long as an Event of Default or Manager Default has occurred, whether or not the Manager has complied with the provisions of Section
8.1.6), to execute and deliver those agreements, instruments, documents and papers (including, without limitation, deeds of trust) as the Manager may otherwise be required to file in accordance with the provisions of Section 8.1.6 hereof.

          The Manager hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do or propose to do in the exercise or purported exercise of all or any of the powers, authorities and discretion referred to in this Section.

     9.5 Owner Power of Attorney. The Owner hereby irrevocably constitutes and appoints the Indenture Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Owner and in the name of the Owner or in its own name, for the purpose of carrying out the terms of this Agreement and the other Transaction
Documents to which the Owner is a party, to take (subject to the limitations set forth below) any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the
Owner hereby gives the Indenture Trustee the power and right, on behalf of the
Owner, without notice to or assent by the Owner (subject to the limitation set forth below), to do any or all of the following:

          (i) So long as a Manager Default has occurred and is continuing and a
Manager Termination Notice has been delivered in accordance with the terms hereof, at any time, in the name of the Owner or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instrument, general intangible or contract or any other
Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Indenture
Trustee or any Series Enhancer for the purpose of collecting any and all such moneys due under any account, instrument, general intangible or contract with respect to the Managed Containers and the other Collateral whenever payable;

          (ii) So long as an Event of Default or Manager Default has occurred and is continuing, at any time, to enter and use the premises of the Owner and make use of the Owner's computer database, software system and all other books and records relating to the Managed Containers and the other Collateral. The
Owner hereby grants, and agrees to grant from time to

                                       19

time, to the Indenture Trustee a non-exclusive royalty-free license (such license not to be exercised until, and only so long as, a Manager Default has occurred and is continuing and a Manager Termination Notice has been delivered in accordance with the terms hereof) of all its intellectual property rights arising in connection with the software system used by the Owner in connection with the Managed Containers, such license to be irrevocable until the later of
(a) the last date on which any Note was Outstanding or (b) the date on which all amounts owed to any Series Enhancer pursuant to the terms of the Indenture and any related Enhancement Agreement shall have been paid in full, subject, in the case of intellectual property rights held under license by the Owner, to the prior consent of the relevant licensor, if required, which consent the Owner undertakes to use its reasonable efforts forthwith to obtain at its own expense on terms reasonably acceptable to the Indenture Trustee and any Series Enhancer;
and

          (iii) So long as an Event of Default or Manager Default has not occurred, upon the failure of the Manager to comply with the provisions of
Section 8.1.6 (and so long as an Event of Default or Manager Default has occurred, whether or not the Manager has complied with the provisions of Section
8.1.6), to execute and deliver those agreements, instruments, documents and papers (including, without limitation, deeds of trust) as the Owner (or the
Manager, on behalf of the Owner) may otherwise be required to file in accordance with the provisions of Section 8.1.6 hereof or in accordance with Section 604 of the Indenture.

     Section 10. No Partnership.

     Except as otherwise provided herein, the Manager's activities taken on behalf of the Owner hereunder will be taken solely as manager of the Managed
Containers. The parties hereto expressly recognize and acknowledge that this
Agreement is not intended to create a partnership, joint venture or other entity between the Manager and the Owner.

     Section 11. No Warranties.

     THE MANAGED CONTAINERS ARE BEING DELIVERED BY THE OWNER TO THE MANAGER "AS
IS". THE OWNER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH
RESPECT TO THE CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE
OF THE MANAGED CONTAINERS, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR
NOT DISCOVERABLE, THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT,
OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED.

     Section 12. Non-Exclusivity.

     During the term of this Agreement, the Manager may provide container, management, sales, leasing or remarketing services directly or indirectly to any other Person or on behalf of any other Person.

     Section 13. Assignment.

     This Agreement, and the rights and duties of the Manager hereunder, may not be assigned by the Manager to any other Person without the prior written consent of the Owner, the Indenture

                                       20

Trustee, the Administrative Agent and the Requisite Global Majority. The Owner
may charge, assign, pledge or hypothecate its rights (but not its obligations)
under this Agreement as provided herein. The Manager hereby acknowledges that the Owner shall pledge all of its rights, title and interest under this
Agreement to the Indenture Trustee, and the Manager hereby consents to such pledge. The Manager will give any Rating Agency prior notice of any assignment effected pursuant to this Section 13.

     Section 14. Indemnification.

     14.1 By the Owner.

          14.1.1 By the Owner. The Owner, at its own expense, shall defend, indemnify and hold the Manager harmless from and against any and all claims, actions, damages, losses, liabilities, costs and expenses (including reasonable legal fees) (each, a "Claim") incurred by or asserted against the Manager to the extent resulting or arising from the Manager's performance of its obligations under this Agreement or from the Owner's failure to comply with or perform its obligations under this Agreement, except for Claims which arise out of the
Manager's willful misconduct, or gross negligence, or failure to comply with or perform its obligations under this Agreement. Manager subordinates its claims under this Section 14.1 to all claims which have priority in payment pursuant to the provisions of Section 302 and Section 806 of the Indenture.

     14.2 By the Manager.

          14.2.1 The Manager, in its capacity as the Manager, agrees to, and hereby does, indemnify and hold harmless the Owner, the Indenture Trustee (for the benefit of the Noteholders), any Series Enhancer (if such Series Enhancer is then the Control Party for a Series of Outstanding Notes), any Interest Rate
Hedge Counterparty, the Deal Agents (as such term is defined in the Note
Purchase Agreement), the Liquidity Agents (as such term is defined in the Note
Purchase Agreement), the Purchasers (as such term is defined in the Note
Purchase Agreement), the Administrative Agent and their respective officers, directors, employees and agents (each of the foregoing, an "Indemnified Party")
against any and all liabilities, losses, damages, penalties, costs and expenses which may be incurred or suffered by such Indemnified Party (except to the extent caused by the gross negligence or willful misconduct on the part of the
Indemnified Party) as a result of claims, actions, suits or judgments asserted or imposed against an Indemnified Party and arising out of (i) an action or inaction by the Manager that is contrary to the Servicing Standard or otherwise in violation of the terms of this Agreement; or (ii) any breach of or any inaccuracy in any representation or warranty made by the Manager in this
Agreement or in any certificate delivered by the Manager pursuant hereto; or
(iii) any breach of or failure by the Manager to perform any covenant or obligation of the Manager set out or contemplated in this Agreement; provided however, that the foregoing indemnity shall in no way be deemed to impose on the
Manager any obligation to reimburse an Indemnified Party for: (A) losses arising from the financial inability of the related obligor on a Lease Agreement to make the payments due thereunder or because the Leases otherwise are uncollectible, or (B) losses arising from the failure of the remarketing proceeds of the
Managed Containers to achieve historical or projected levels for reasons other than the Manager's failure to comply with the terms of this Agreement. The provisions of this Section 14.2 shall run directly to and be enforceable by an injured party, subject to the limitations hereof. The obligations of the

                                       21

Manager under this Section 14.2 shall survive the resignation or removal of the
Manager and each Indemnified Party, the payment of the Notes and Outstanding
Obligations and the termination of this Agreement or the Indenture; it being understood and agreed that the Manager shall have no liability for the actions or inactions of any replacement Manager.

          14.2.2 The Manager shall pay any amounts owing by it pursuant to this
Section 14 directly to the Indemnified Party, and such amounts shall not be deposited in the Trust Account.

          14.2.3 Indemnification payments owing pursuant to the provisions of this Section 14 shall include, without limitation, reasonable and documented fees and expenses of counsel and expenses of litigation reasonably incurred.

     Section 15. No Bankruptcy Petition Against the Owner.

     The Manager will not, prior to the date that is one year and one day after the payment in full of all Outstanding Obligations under the Indenture or obligations of the Issuer under any of the other Transaction Documents, institute against the Owner, or join any other Person in instituting against the
Owner, an Insolvency Proceeding. The provision of this Section 15 shall survive the termination of this Agreement.

     Section 16. Notices.

     All notices, demands or requests given pursuant to this Agreement shall be in writing, sent by internationally recognized overnight courier service or by telecopy or hand delivery, to the following addresses:

To the Manager:                  TAL International Container Corporation
                                 100 Manhattanville Road
                                 Purchase, New York 10577-2135

                                 Attn: Chand Khan, Vice President and Chief
                                 Financial Officer
                                 Fax: (914) 697-2526

                                 with a copy to:

                                 TAL International Container Corporation
                                 100 Manhattanville Road
                                 Purchase, New York 10577-2135

                                 Attn: Marc A. Pearlin, Vice President, General
                                 Counsel & Secretary
                                 Fax: (914) 697-2526

To the Owner:                    TAL Advantage I LLC
                                 100 Manhattanville Road
                                 Purchase, New York 10577-2135
                                 Attn: Chand Khan

                                       22

                                 with a copy to:

                                 TAL International Container Corporation
                                 100 Manhattanville Road
                                 Purchase, New York 10577-2135
                                 Attn: Chand Khan, Vice President and Chief
                                 Financial Officer
                                 Fax: (914) 697-2526

To the Indenture Trustee:        U.S. Bank National Association
                                 60 Livingston Avenue
                                 St. Paul, Minnesota  55107
                                 Attention: TAL Advantage I, LLC, Variable Rate
                                 Secured Notes, Series 2005-1
                                 Fax: 651-495-8090

To the Administrative Agent:     Fortis Capital Corp.
                                 Three Stamford Plaza
                                 301 Tresser Boulevard
                                 Stamford, CT 06901
                                 Attn: Loan Administration
                                 Fax: 203-705-5900

                                 With a copy to:

                                 Fortis Bank (Nederland) N.V.
                                 Coolsingel 93
                                 P.O. Box 749
                                 3000 AS Rotterdam
                                 The Netherlands
                                 Attn: Aviation and Intermodal Finance Group
                                 Fax: 31 10 401 6343
                                 Phone: 31 10 401 6014

To any Series Enhancer:          At the address set forth in the related
                                 Insurance Agreement

To any Interest                  At the address set forth in the related
Rate Hedge Counterparty:         Interest Rate Hedge Agreement

     Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy or (c) when delivered, if delivered by hand.

     Section 17. Governing Law; Consent to Jurisdiction.

     17.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

                                       23

(INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW,
BUT WITHOUT GIVING EFFECT TO ANY OTHER PRINCIPLES OF CONFLICTS OF LAW).

     17.2 Consent to Jurisdiction. Any legal suit, action or proceeding against
Owner or Manager arising out of or relating to this Agreement, or any transaction contemplated hereby, may be instituted in any federal or state court in the County of New York, State of New York and each of Owner and Manager hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and, solely for the purposes of enforcing this Agreement, Owner and Manager each hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

     Section 18. Successors and Assigns.

     The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

     Section 19. Severability.

     If any term or provision of this Agreement or the performance thereof shall to any extent be or become invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall continue to be valid and enforceable to the fullest extent permitted by law.

     Section 20. Entire Agreement; Amendments; Waiver.

     This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by the parties hereto and approved by the
Administrative Agent and the Requisite Global Majority. The Manager will send prior notice of any amendment or modification to the Rating Agencies. Waiver of any terms or conditions of this Agreement (including any extension of time required for performance) shall be effective only if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same terms or conditions or a waiver of any other term or condition of this Agreement. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     Section 21. Counterparts.

     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 22. Intended Third Party Beneficiaries.

     Each of the Administrative Agent, each Series Enhancer (so long as such
Series Enhancer is the Control Party for a Series of Outstanding Notes), the
Requisite Global Majority and the

                                       24

Indenture Trustee are express third party beneficiaries of this Agreement; and, as such, shall have full power and authority to enforce the provisions of this
Agreement against the parties hereto. Except as set forth in the immediately preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer on any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 23. Series Enhancer.

     Notwithstanding any term or provision of this Agreement, if a Series
Enhancer is not the Control Party for a Series of Outstanding Notes, then such
Series Enhancer shall not have any right to give or withhold any consent, direction, notice, request, permission or approval under this Agreement or to receive any notice, report or other document under this Agreement or to exercise any other right, power or remedy under this Agreement.

                                       25

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                        TAL INTERNATIONAL CONTAINER CORPORATION,
                                        as Manager

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President

                                        TAL ADVANTAGE I LLC, as Owner,

                                        By: TAL International Container
                                            Corporation, its manager

                                        By: /s/ Chand Khan
                                            ------------------------------------
                                            Name: Chand Khan
                                            Title: Vice President and CFO